                                                                  EXHIBIT 10.164

                         THE IMMUNE RESPONSE CORPORATION

                                   BONUS PLAN

The Company maintains an unwritten discretionary bonus plan. On December 1, 2004 the Board made the following awards:

                          CASH
                          BONUS           STOCK OPTION
                          -----           ------------
-  Dr. John Bonfiglio   $ 225,000  75,000 fully vested options
-  Mr. Michael Green      135,000               -
-  Dr. Georgia Theofan     55,000               -

In addition, these awards to Dr. Bonfiglio and Mr. Green were made pursuant to their respective employment agreements.